Exhibit 99.1

TRIDENT ACQUISITIONS ANNOUNCES ANNUAL MEETING RESULTS AND CONTRIBUTION TO TRUST ACCOUNT TO EXTEND PERIOD TO CONSUMMATE BUSINESS COMBINATION

NEW YORK, December 3, 2020 /GlobeNewswire/ -- Trident Acquisitions Corp. (NASDAQ: TDACU, TDAC, TDACW) (“Trident”), a special purpose acquisition company, announced the results of its annual meeting (the “Annual Meeting”), which took place on November 30, 2020. The following proposals were voted on and approved by Trident’s stockholders:

•	A proposal to elect two (2) Class II directors (Marat Rosenberg and Gennadii Butkevych) to serve until the 2023 Annual Meeting of Stockholders of Trident and until his or her successor has been duly elected and qualified or until his or her earlier resignation, removal or death.

•	A proposal to amend Trident’s amended and restated certificate of incorporation (the “COI Amendment”) to extend the date by which Trident has to complete a business combination for an additional three months to March 1, 2021, with an ability to further extend for an additional three months to June 1, 2021, if approved by Trident’s board of directors (the termination date, as so extended, the “Extended Termination Date”).

•	A proposal to amend Trident’s investment management trust agreement, dated as of May 29, 2018, by and between Trident and Continental Stock Transfer & Trust Company (“CST”), as amended, to extend the date on which to commence liquidating the trust account established in connection with Trident’s initial public offering in the event Trident has not consummated a business combination by the Extended Termination Date (the “Trust Amendment”).

•	A proposal to ratify the appointment of Marcum LLP as Trident’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

Subsequent to the Annual Meeting, Trident filed the COI Amendment with the Delaware Secretary of State and entered into the Trust Amendment with CST. None of Trident’s stockholders elected to redeem their shares in connection with the Annual Meeting. Per the Trust Amendment and for the first month of the extension, on December 1, 2020, Trident deposited an aggregate of $289,323.50 into its trust account, representing $0.05 for each public share of common stock that did not redeem in connection with the Annual Meeting. For each month of the extension going forward, if the daily volume weighted average price of Trident’s common stock for any 10 consecutive trading days in the prior month is below $11.40 per share, as determined two (2) trading days prior to the last day of such month, Trident or its insiders are required to deposit $0.05 into Trident’s trust account for each public share of common stock that did not redeem in connection with the Annual Meeting.

About Trident Acquisitions Corp.

Trident is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Trident's securities are quoted on the NASDAQ stock exchange under the ticker symbols TDACU, TDAC and TDACW. For more information, visit tridentacquisitions.com.

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including the funding of the Trust Account to extend the period of time for Trident to consummate a business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Trident, including those set forth in the Risk Factors section of Trident's annual report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. Trident undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach

(949) 574-3860

TDAC@gatewayir.com